As filed with the Securities and Exchange Commission on March 8, 2012

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CABOT MICROELECTRONICS CORPORATION
(Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	36-4324765 (I.R.S. Employer Identification Number)

870 North Commons Drive Aurora, Illinois (Address of Principal Executive Offices)	60504 (Zip Code)

Cabot Microelectronics 2012 Omnibus Incentive Plan
(Full title of the plan)

William S. Johnson
Vice President and Chief Financial Officer
Cabot Microelectronics Corporation
870 North Commons Drive
Aurora, Illinois 60504
 (Name and address of agent for service)

(630) 375-6631
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer    X                                                                                                                                 Accelerated filer
Non-accelerated filer          (Do not check if a smaller reporting company)                                                                                                                         Smaller Reporting Company ____

As filed with the Securities and Exchange Commission on March 7, 2012

Registration No. 333-179955

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CABOT MICROELECTRONICS CORPORATION
(Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	36-4324765 (I.R.S. Employer Identification Number)

870 North Commons Drive Aurora, Illinois (Address of Principal Executive Offices)	60504 (Zip Code)

Cabot Microelectronics 2012 Omnibus Incentive Plan
(Full title of the plan)

William S. Johnson
Vice President and Chief Financial Officer
Cabot Microelectronics Corporation
870 North Commons Drive
Aurora, Illinois 60504
 (Name and address of agent for service)

(630) 375-6631
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer    X                                                                                                                                 Accelerated filer
Non-accelerated filer          (Do not check if a smaller reporting company)                                                                                                                         Smaller Reporting Company ____

Calculation of Registration Fee
___________________________

Title of securities to be Registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (5)	Proposed maximum aggregate offering price (5)	Amount of registration fee (2)
Common Stock par value $.001 per share	2,901,360 (3)	$33.88	$98,298,077	$11,264.96
Common Stock par value $.001 per share (from Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan)	2,033,084 (4)	$33.88	$68,880,886	$7,893.75
Total	4,934,444	$33.88	$167,178,963	$19,158.71

(1)           Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)           Pursuant to the terms of the Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan (the “Plan”), the number of shares of our Common Stock, $.001 par value (“Common Stock”) reserved for issuance under the Plan is 2,901,360 (adjusted as detailed below), plus any shares that are or become available for issuance under the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan (the “Previous Plan”) following March 6, 2012, which was the date on which our stockholders approved the Plan.  This Registration Statement registers additional shares of our Common Stock available for issuance under the Previous Plan, for which Registration Statement No. 333-123692 is currently effective.  Therefore, in addition to the 2,901,360 shares of our Common Stock reserved for issuance under the Plan, 2,033,084 shares of our Common Stock (as detailed below) plus the shares subject to outstanding awards under the Previous Plan as of March 6, 2012 that expire or are forfeited, cancelled, surrendered or terminated without issuance of shares will be available for future issuance under the Plan.  All new awards will be granted under the Plan.

(3)           As required by the terms of the Plan, the aggregate number of shares of our Common Stock reserved for issuance and delivery under the Plan was adjusted on March 2, 2012 from 2,000,000 to 2,901,360 as a result of the leveraged recapitalization of our Company via a special cash dividend to our stockholders of $15 per share, which was paid on March 1, 2012.  The Plan required the adjustment regardless of whether the leveraged recapitalization via the special cash dividend occurred prior to or after our stockholders’ approval of the Plan, which approval occurred on March 6, 2012.

(4)           As required by the terms of the Previous Plan, the aggregate number of shares of our Common Stock remaining available for future issuance under the Previous Plan was adjusted on March 2, 2012 from 1,401,470 to 2,033,084 as a result of the leveraged recapitalization of our Company via the special cash dividend to our stockholders of $15 per share.

(5)           Estimated solely for the purposes of determining the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based on the average of the high and low prices of a share of our Common Stock as reported on the NASDAQ Global Select Market on March 6, 2012.

EXPLANATORY NOTE TO POST-EFFECTIVE AMENDMENT NO. 1

This Post-Effective Amendment No. 1 on Form S-8 is being filed to correct errors set forth in the Registration Statement regarding footnotes number two and four of the Calculation of Registration Fee table, which have been corrected to indicate that the Registration Fee is paid on the 4,934,444 shares of our Common Stock registered hereunder, not just 2,901,360 shares of our Common Stock.

Except as revised to correct the errors set forth in footnotes number two and four of the Calculation of Registration Fee table and to include this Explanatory Note, this Post-Effective Amendment No. 1 on Form S-8 incorporates by reference to the previously filed Form S-8.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, State of Illinois, on March 8, 2012.

                                     CABOT MICROELECTRONICS CORPORATION

                                     /s/ William S. Johnson
                                     ----------------------------------
                                     By:  William S. Johnson
                                          Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                                TITLE                                                      DATE

/s/ William P. Noglows                                                                Chairman of the Board,                                                      March 8, 2012
----------------------------                                                                President and Chief
William P. Noglows                                                                Executive Officer
                  (Principal Executive Officer)

/s/ William S. Johnson                                                                Vice President and Chief                                                      March 8, 2012
----------------------------                                                                Financial Officer (Principal
William S. Johnson                                                                   Financial Officer)

/s/ Thomas S. Roman                                                                Corporate Controller                                                              March 8, 2012
---------------------------                                                                (Principal Accounting Officer)
Thomas S. Roman

*                                                                                   Director                                                                                      March 8, 2012
----------------------------
Robert J. Birgeneau

*                                                                                    Director                                                                                     March 8, 2012
----------------------------
John P. Frazee, Jr.

*                                                                                     Director                                                                                     March 8, 2012
----------------------------
H. Laurance Fuller

*                                                                                     Director                                                                                      March 8, 2012
----------------------------
Barbara A. Klein

*                                                                                     Director                                                                                      March 8, 2012
----------------------------
Edward J. Mooney

*                                                                                     Director                                                                                     March 8, 2012
----------------------------
Steven V. Wilkinson

*                                                                                     Director                                                                                     March 8, 2012
----------------------------
Bailing Xia

*By:           /s/ H. Carol Bernstein
           ----------------------------
H. Carol Bernstein
As Attorney-in-fact